REVOCABLE PROXY                                                  ORDINARY SHARES

                                  SUPERCOM LTD.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON                 , 2003

      The undersigned hereby acknowledges receipt of the Notice of Special
Meeting of Shareholders of SuperCom Ltd. ("SuperCom") dated ________________, and the Proxy Statement/Prospectus dated _______________________, and hereby appoints ________________ and __________________, and each of them individually, with full power of substitution and resubstitution, as proxies to act for and in the name of the undersigned to vote all ordinary shares of SuperCom that the undersigned is entitled to vote at the special meeting of shareholders to be held at _____________________________ located at
____________________________________ on ______________________________, at
______________________ local time, and at any adjournment thereof, as indicated
below.

         THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE
SPECIFIED, THIS PROXY CARD WILL BE VOTED "FOR" THE ADOPTION OF THE AGREEMENT AND
PLAN OF MERGER AND REORGANIZATION, DATED AS OF JULY 2, 2003, BY AND AMONG
PERFECTDATA CORPORATION, SUPERCOM LTD. AND SUPERCOM MERGER SUB LTD., AND AS THE
PROXIES DEEM ADVISABLE ON SUCH OTHER MATTER(S) AS MAY PROPERLY COME BEFORE THE
MEETING OR ANY ADJOURNMENT THEREOF.

         At the present time, the Board of Directors knows of no other business to be presented at the meeting. The undersigned may revoke this proxy card at any time prior to use by delivering a signed notice of revocation or a later-dated signed proxy in the same way and to the same addresses set forth in this proxy card at least 24 hours prior to the special meeting or by attending the special meeting in person and revoking this proxy by making a written or oral notice of revocation presented at the meeting to the Chairman of the meeting, and in these cases the power of the proxies shall be deemed terminated and of no further force or effect. If the undersigned revokes this proxy card in the manner described above and does not submit a duly executed and subsequently dated proxy card to SuperCom, the undersigned may vote in person at the special meeting all ordinary shares of SuperCom owned by the undersigned as of the record date, _________________________.

         The Board of Directors recommends a vote FOR the adoption of the
Agreement and Plan of Merger and Reorganization, dated as of July 2, 2003, by and among PerfectData Corporation, SuperCom Ltd. and SuperCom Merger Sub Ltd.

[X]  Please mark votes as in this example.

1.   Proposal to approve the Agreement and Plan of Merger and Reorganization, dated as of July 2, 2003, by and among PerfectData Corporation, SuperCom
     Ltd. and SuperCom Merger Sub Ltd. (the "Merger Agreement"), the merger of
     SuperCom Merger Sub Ltd. with and into SuperCom Ltd. as required by Section
     314 of the Israeli Companies Law, 1999 and the other transactions contemplated by the Merger Agreement. The shareholders of both SuperCom and
     SuperCom Merger Sub Ltd. will approve the merger pursuant to Sections 320 and 327 of the Israeli Companies Law, 1999.

        FOR [ ]                   AGAINST [ ]                      ABSTAIN [ ]

         In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the meeting or any adjournment thereof.

         PLEASE INDICATE BELOW (REGARDLESS OF WHETHER YOU INDICATE HOW YOU WANT
TO VOTE) WHETHER OR NOT YOU FALL INTO THE FOLLOWING CATEGORIES. IF YOU DO NOT
INDICATE BELOW (OR YOU MARK BOTH BOXES), YOUR VOTE WILL NOT BE COUNTED.

     (A)  A person or entity that holds, directly or indirectly, 25% or more of either the voting power or the right to appoint a director of
          PerfectData Corporation or SuperCom Merger Sub Ltd.; or

     (B)  A person or entity acting on behalf of PerfectData Corporation or
          SuperCom Merger Sub Ltd. or on behalf of a person or entity described in (A) above; or

     (C)  A family member of or an entity controlled by: (1) PerfectData
          Corporation, (2) SuperCom Merger Sub Ltd. or (3) a person or entity described in (A) or (B) above.

         The term "control" generally means the ability to direct the operations of a corporate entity.

         I FALL WITHIN ONE OF THE FOREGOING CATEGORIES [ ]
         I DO NOT FALL WITHIN ONE OF THE FOREGOING CATEGORIES [ ]

         [ ] MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

         This proxy card should be marked, dated and signed by the shareholder exactly as his, her or its name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity or as a duly authorized attorney should so indicate. If a corporation or other business entity, please sign in full corporate name together with its common seal or stamp or the hand of a duly authorized agent(s) or attorney. If two or more persons are registered as joint holders of a share, all such persons should sign.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED
PREPAID ENVELOPE OR AS OTHERWISE DESCRIBED ABOVE.

                                                    SIGNATURE OF SHAREHOLDER

                                                    ---------------------------
                                                    NAME:

                                                    DATE
                                                    ---------------------------

         I/We will attend the meeting    [ ] YES     [ ] NO